UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  April 27, 2010

THE MCGRAW-HILL COMPANIES, INC.

(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other	(Commission	(IRS Employer
jurisdiction of	File No.)	Identification No.)
incorporation or
organization)

1221 Avenue of the Americas, New York, New York  10020
(Address of Principal Executive Offices)    (Zip Code)

(212) 512-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 and 7.01.  Results of Operations and Financial Condition and Regulation FD Disclosure (furnished pursuant to Items 2.02 and 7.01 of Form 8-K).

On April 27, 2010, the Registrant issued an earnings release containing a discussion of the Registrant’s results of operations and financial condition for the first quarter ending March 31, 2010.

The earnings release contains statements on the Registrant’s financial results that would not be presented in a U.S. GAAP statement of earnings to the effect that:

•	Information & Media: Revenue for this segment in the first quarter declined by 8.5% to $206.2 million, but grew by 4.3% excluding the divestiture of BusinessWeek.

•	Information & Media: The Business-to-Business Group’s revenue in the first quarter declined 9.5% to $187.5 million, but grew 4.5% excluding BusinessWeek, which was divested on December 1, 2009.

The Registrant believes that the disclosure of this data provides useful supplemental information for meaningful comparisons of the Registrant’s results. These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the comparable U.S. GAAP measure.

Item 9.01.   Exhibits.

(99)  Earnings Release of the Registrant, dated April 27, 2010, containing a discussion of Registrant’s results of operations and financial condition for the first quarter ending March 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MCGRAW-HILL COMPANIES, INC.

/s/	Kenneth M. Vittor
By:	Kenneth M. Vittor
Executive Vice President and
General Counsel

Dated:  April 27, 2010

INDEX TO EXHIBITS

Exhibit Number

(99)      Earnings Release of the Registrant, dated April 27, 2010, containing a discussion of Registrant’s results of operations and financial condition for the first quarter ending March 31, 2010.